                                                                     Exhibit 3.3


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              TIOGA SYSTEMS, INC.

          TIOGA SYSTEMS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST:  The original Certificate of Incorporation of the Corporation
          -----
was filed with the Secretary of State of Delaware on December 3, 1997 under the name Replicase, Inc.

          SECOND:  The Restated Certificate of Incorporation of the Corporation
          ------
in the form attached hereto as Exhibit A has been duly adopted in accordance
                               ---------
with the provisions of Sections 245, 242 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

          THIRD:  The Restated Certificate of Incorporation so adopted reads in
          -----
full as set forth in Exhibit A attached hereto and is hereby incorporated herein
                     ---------
by this reference.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the Chief Executive Officer of the Corporation this 30th day of
                                                              ----
November, 1999.

                                   TIOGA SYSTEMS, INC.



                                   By /s/ Radha R. Basu
                                     --------------------------------------
                                                   Radha R. Basu
                                            Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TIOGA SYSTEMS, INC.

     FIRST:   The name of this Corporation is Support.com, Inc.
     -----

     SECOND:  The address of this Corporation's registered office in the
     ------
State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is CorpAmerica, Inc.

     THIRD:   The purpose of this Corporation is to engage in any lawful act
     -----
or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:  This Corporation is authorized to issue 46,717,708 shares of
     ------
capital stock consisting of 31,060,000 shares of common stock, par value $0.0001 per share (the "Common Stock") and 15,657,708 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock") of which 3,571,600 shares shall be designated "Series A Convertible Preferred Stock," 7,346,108 shares shall be designated "Series B Convertible Preferred Stock" and 4,800,000 shares shall be designated "Series C Convertible Preferred Stock."

     This Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock shall, except as otherwise specifically provided herein, with respect to dividend rights and rights on liquidation, dissolution and winding-up, rank pari passu with each other and senior and prior to all other class or series of stock of this Corporation (collectively, the "Junior Securities"). The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are as follows:

     Section 1.    Dividends.  The holders of the outstanding Series B
                   ---------
Convertible Preferred Stock and Series C Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of $0.0549976 per share of Series B Convertible Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and $0.261718 per share of Series C Convertible Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), per annum (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation). The holders of the outstanding Series A Convertible Preferred Stock shall not be entitled to annual cash dividends. Dividends paid to the holders of Preferred Stock pursuant to this Section 1 shall be paid pari passu with respect to each series of Preferred Stock, to the extent such series of Preferred Stock is entitled to such dividends. No cash dividend shall be declared or paid with respect to the Common Stock or any Junior Securities unless an equivalent dividend (which shall be in addition to any dividend on the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock referred to in the first sentence of this Section 1) is declared and set apart or paid with respect to the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (each, on an as-converted basis). The right to dividends on shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock set forth in the first sentence of this
Section 1 shall not be cumulative, and no right shall accrue to holders of shares of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year.

     Section 2.   Liquidation Preference.  In the event of any liquidation,
                  ----------------------
dissolution or winding up of this Corporation, either voluntary or involuntary, distributions to the stockholders of this Corporation shall be made in the following manner:

     (a) The holders of Series A Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of the Junior Securities by reason of their ownership of such stock, an amount equal to $0.07 (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares) per share, plus an amount equal to all declared but unpaid dividends on each share of Series A Convertible Preferred Stock held by them.

     (b) The holders of Series B Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of the Junior Securities by reason of their ownership of such stock, an amount equal to $0.68747 (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares) per share, increased at the rate, without compounding, of eight percent (8%) per year, such rate to be prorated over the length of any partial year.

     (c) The holders of Series C Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of the Junior Securities by reason of their ownership of such stock, an amount equal to $3.27148 (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares) per share, increased at the rate, without compounding, of eight percent (8%) per year, such rate to be prorated over the length of any partial year.

     (d) If upon any such liquidation, dissolution or winding up of this Corporation remaining assets of this Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock the full amount to which they shall be entitled, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably to the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.


     (e) After payment has been made to the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock of the full amounts to which they shall be entitled as described above, the holders of the Common Stock shall be entitled to the remaining assets based on the number of shares of Common Stock held by them.

     (f) For purposes of this Section 2, a merger or consolidation of this Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into this Corporation, or the sale of all or substantially all of the assets of this Corporation or any other corporate reorganization in which consolidation, merger, sale of assets or reorganization the stockholders of this Corporation receive distributions in cash or securities or another corporation or corporations as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of this Corporation unless the stockholders of this Corporation hold more than fifty percent (50%) of the voting equity securities or assets of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization, in which case such consolidation, merger, sale of assets or reorganization shall not be treated as a liquidation, dissolution or winding up.

     Section 3.    Voting Rights.
                   -------------

     (a) At any meeting of stockholders of this Corporation (and in connection with any written action of stockholders in lieu of a meeting) with respect to any and all matters presented to the stockholders of this Corporation for their actions or consideration, each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes (rounded down to the next whole number) equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof). Except as provided by law or by the provisions of Section 3(b) or Section 3(c) below, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class, on an as converted basis.

     (b) So long as at least twenty-five percent (25%) of the initially authorized shares of Series A Convertible Preferred Stock shall remain outstanding (as adjusted for stock splits, stock dividends and the like), this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Convertible Preferred Stock:

          (i) amend or repeal any provision of this Corporation's Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Convertible Preferred Stock;

          (ii) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or assets superior to or pari passu with any such preference or priority of the Series A Convertible Preferred Stock; or

          (iii) merge or consolidate with, or sell substantially all of this Corporation's assets to, any other person or entity, unless the stockholders of this Corporation immediately prior to such transaction would hold more than fifty percent (50%) of the voting equity securities or assets of the surviving corporation or acquiring corporation, as the case may be, immediately following such merger, consolidation or sale of assets.

     (c) So long as at least twenty-five percent (25%) of the initially authorized shares of Series B Convertible Preferred Stock shall remain outstanding (as adjusted for stock splits, stock dividends and the like), this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Convertible Preferred Stock:

          (i) take any action that changes the rights, preferences or powers of the Series B Convertible Preferred Stock;

          (ii) take any action that authorizes any class of stock having rights, preferences and privileges superior to the Series B Convertible Preferred Stock;

          (iii) take any action that reclassifies any outstanding shares into shares having rights as to dividends or assets senior to or on a parity with the Series B Convertible Preferred Stock; or

          (iv) amend this Corporation's Certificate of Incorporation in a manner that adversely affects the rights of the Series B Convertible Preferred Stock. Corporation.

     (d) So long as at least twenty-five percent (25%) of the initially authorized shares of Series C Convertible Preferred Stock shall remain outstanding (as adjusted for stock splits, stock dividends and the like), this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Convertible Preferred Stock:

          (i) take any action that changes the rights, preferences or powers of the Series C Convertible Preferred Stock;

          (ii) take any action that authorizes any class of stock having rights, preferences and privileges superior to the Series C Convertible Preferred Stock;

          (iii) take any action that reclassifies any outstanding shares into shares having rights as to dividends or assets senior to or on a parity with the Series C Convertible Preferred Stock; or

          (iv) amend this Corporation's Certificate of Incorporation in a manner that adversely affects the rights of the Series C Convertible Preferred Stock.

     (e) So long as at least twenty-five percent (25%) of the initially authorized shares of Series B and Series C Convertible Preferred Stock shall remain outstanding (as adjusted for stock splits, stock dividends and the like), this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B and C Convertible Preferred Stock, voting together as a class:

          (i) make any declaration or payment of a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock);

          (ii) effect any redemption or repurchase of Common Stock except in the event of termination of employment at cost;

          (iii) approve a sale of all or substantially all of the assets of this Corporation or a merger (other than a merger in which the holders of the stock of this Corporation immediately prior to the effectiveness of such merger constitute a majority of the stockholders of the surviving entity), or a liquidation of this Corporation;

          (iv) effect any material change in this Corporation's line of business;

          (v) enter into any material agreement between this Corporation and any officer or director other than transactions in the ordinary course of business or with the unanimous consent of the Board of Directors of this Corporation;

          (vi)  issue debt in excess of the net worth of this Corporation; or

          (vii) issue Common Stock or grant of options to purchase Common Stock other than (A) the grant of options to purchase up to 5,624,434 shares of Common Stock and the issuance of shares upon the exercise of such options, each as provided for under this Corporation's employee stock option plan and (B) the grant of options to purchase Common Stock or the issuance of shares of Common Stock in transactions unanimously approved by this Corporation's Board of Directors.

     Section 4. Conversion.  The holders of Preferred Stock shall have
                ----------
conversion rights as follows (the "Conversion Rights"):

     (a)   Right to Convert.  Each share of Preferred Stock shall be
           ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the Preferred Stock. Each share of Series A Convertible Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.07 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Each share of Series B Convertible Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.68747 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Each share of Series C Convertible Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.27148 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall initially be $0.07 with respect to each share of Series A Convertible Preferred Stock (the "Series A Conversion Price"), $0.68747 with respect to each share of Series B Convertible Preferred Stock (the "Series B Conversion Price") and $3.27148 with respect to each share of Series C Convertible Preferred Stock (the "Series C Conversion Price"). The initial Series A Conversion Price, the initial Series B Conversion Price and the initial Series C Conversion Price shall each be subject to adjustments as hereinafter provided.

     (b)   Automatic Conversion of Preferred Stock.  Each share of Convertible
           ---------------------------------------
Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A, Series B or Series C Conversion Price upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or any successor form under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock for the account of this Corporation to the public that is at market valuation for this Corporation of at least $125 million and results in gross proceeds to this Corporation in excess of $15 million or (ii) the election of holders of at least a majority of the outstanding shares of Series A, Series B or Series C Convertible Preferred Stock, as appropriate. In the event of the automatic conversion of the Series A, Series B or Series C Convertible Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A, Series B or Series C Convertible Preferred Stock shall not be deemed to have converted such Series A, Series B or Series C Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

     (c)   Mechanics of Conversion.  No fractional shares of Common Stock shall
           -----------------------
be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, this Corporation shall pay cash equal to such fraction multiplied by the then-effective Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent of the Preferred Stock, and shall give written notice to this Corporation at such office that the holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the applicable outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this Corporation or its transfer agent and provided further, that this Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to this Corporation or its transfer agent as provided above, or the holder notifies this Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this Corporation to indemnify this Corporation from any loss incurred by it in connection with such certificates. This Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion then on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall, upon surrender, no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the applicable conversion date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and this Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

     (d)  Adjustments to Series A Conversion Price.  The Series A Conversion
          ----------------------------------------
     Price shall be subject to adjustment from time to time as follows:

          (i) Adjustments to Conversion Price for Dividends and Distributions.
              ---------------------------------------------------------------
     If at any time or from time to time after the date on which any shares of Series A Convertible Preferred Stock were issued there is a stock split, reverse stock split, stock dividend or other pro rata distribution on the Common Stock for which there is no corresponding distribution on the Series A Convertible Preferred Stock (all of the foregoing being referred to herein as a "Diluting Distribution"), the Series A Conversion Price shall be adjusted as necessary to provide the holder of Series A Convertible Preferred Stock upon conversion with the same number of shares of Common Stock as such holder would have held if such conversion had taken place prior to the effective date of such Diluting Distribution. Any adjustment under this Section 4(d) shall become effective at the close of business on the date such Diluting Issue becomes effective. Any other rights to accrued and unpaid cash dividends shall be distinguished, without any adjustment of the Series A Conversion Price, upon conversion of the Series A Convertible Preferred Stock into Common Stock.

          (ii)  Adjustment for Reclassification, Exchange, or Subscription. If
                ----------------------------------------------------------
     the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, distribution of securities, or otherwise (other than a Diluting Distribution providing for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (iii) Adjustment for Merger or Reorganization. In case of any
                ---------------------------------------
     consolidation or merger of this Corporation with or into another corporation or the sale of all or substantially all of the assets of this Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Section 2(f) hereof), each share of Series A Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of this Corporation deliverable upon conversion of such Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Section 4(f) set forth with respect to the rights and interest thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provision set forth in this Section 4(f) (including provisions with respect to adjustment of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.

          (iv) Notices of Record Date. In the event that this Corporation shall
               ----------------------
     propose at any time:

               (A) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (B) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (C) to effect any reclassification or capitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (D) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

     then, in connection with each such event, this Corporation shall send to each holder of Series A Convertible Preferred Stock:

               (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (A) and (B) above; and

               (2) in the case of the matters referred to in (C) and (D) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series A Convertible Preferred Stock at the address for each such holder as shown on the books of this Corporation.

     (e)   Adjustments to Series B Conversion Price and Series C Conversion
           ----------------------------------------------------------------
Price.  The Series B Conversion Price and Series C Conversion Price shall be
-----
subject to adjustment from time to time as follows:

          (i)   Adjustments to Conversion Price for Dividends and Distributions.
                ---------------------------------------------------------------
     If at any time or from time to time after the date on which any shares of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock were issued there is a stock split, reverse stock split, stock dividend or other pro rata distribution on the Common Stock for which there is no corresponding distribution on the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock (all of the foregoing being referred to herein as a "Diluting Distribution"), the Series B Conversion Price and Series C Conversion Price shall be adjusted as necessary to provide the holder of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock upon conversion with the same number of shares of Common Stock as such holder would have held if such conversion had taken place prior to the effective date of such Diluting Distribution. Any adjustment under this Section 4(e) shall become effective at the close of business on the date such Diluting Issue becomes effective. Any other rights to accrued and unpaid cash dividends shall be distinguished, without any adjustment of the Series B Conversion Price or Series C Conversion Price, upon conversion of the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock into Common Stock.

          (ii)  Adjustment for Reclassification, Exchange, or Subscription. If
                ----------------------------------------------------------
     the Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, distribution of securities, or otherwise (other than a Diluting Distribution providing for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B Convertible Preferred Stock or

Series C Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (iii) Adjustment for Merger or Reorganization.  In case of any
                ---------------------------------------
consolidation or merger of this Corporation with or into another corporation or the sale of all or substantially all of the assets of this Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Section 2(f) hereof), each share of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of this Corporation deliverable upon conversion of such Series B Convertible Preferred Stock or Series C Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Section 4(e) set forth with respect to the rights and interest thereafter of the holders of the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, to the end that the provision set forth in this Section 4(e) (including provisions with respect to adjustment of the Series B Conversion Price or the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock.

          (iv)  Adjustment for Sale of Shares below Dilution Price. For purpose
                --------------------------------------------------
of this Section 4(e), the "Series B Dilution Price" shall be equal to $0.68747 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such share, adjusted as provided in Sections 4(e)(i) and 4(e)(ii), and the "Series C Dilution Price" shall be equal to $3.27148 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such share, adjusted as provided in Sections 4(e)(i) and 4(e)(ii); the "Determination Date" shall be June __, 1999; and the "Determination Date Outstanding Amount" shall be the number of shares of Common Stock out-standing on the Determination Date, assuming the exercise on that date of all outstanding options for the purchase of Common Stock and the conversion of all shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock outstanding on that date.

          (A) If at any time, or from time to time, this Corporation shall issue or sell Additional Shares of Common Stock (as defined below), other than as a Diluting Distribution or in a transaction subject to Section

          4(e)(iii), for a consideration per share less than the Series B Dilution Price in effect at the time of such issuance or sale, then the Series B Conversion Price shall be adjusted, as of the opening of business on the date of any such issue or sale, to a rate determined by multiplying the Series B Conversion Price then in effect by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock equal to the Determination Date Outstanding Amount of Common Stock as of the Determination Date, plus (2) the aggregate number of Additional Shares of Common Stock issued during a period from the Determination Date to the date of such issue or sale (the "Adjustment Period"), and (y) the denominator of which shall be (1) the number of shares of Common Stock equal to the Determination Date Outstanding Amount of Common Stock as of the Determination Date, plus
          (2) the number of Additional Shares of Common Stock that the aggregate consideration received by this Corporation for the total number of Dilutive Shares of Common Stock issued during the Adjustment Period would purchase at such Series B Conversion Price. Similarly, if at any time, or from time to time, this Corporation shall issue or sell Additional Shares of Common Stock, other than as a Diluting Distribution or in a transaction subject to Section 4(e)(iii), for a consideration per share less than the Series C Dilution Price in effect at the time of such issuance or sale, then the Series C Conversion Price shall be adjusted, as of the opening of business on the date of any such issue or sale, to a rate determined by multiplying the Series C Conversion Price then in effect by a fraction
          (x) the numerator of which shall be (1) the number of shares of Common Stock equal to the Determination Date Outstanding Amount of Common Stock as of the Determination Date, plus (2) the aggregate number of Additional Shares of Common Stock issued during a the Adjustment Period, and (y) the denominator of which shall be (1) the number of shares of Common Stock equal to the Determination Date Outstanding Amount of Common Stock as of the Determination Date, plus (2) the number of Additional Shares of Common Stock that the aggregate consideration received by this Corporation for the total number of Dilutive Shares of Common Stock issued during the Adjustment Period would purchase at such Series C Conversion Price.

               (B) For the purpose of making any adjustment in the Series B Conversion Price or Series C Conversion Price, or the number of shares of Common Stock issuable on the conversion of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock as provided hereto, the consideration received by this Corporation for any issue or sale of securities shall:

               (1) to the extent it consists of cash, be computed at the net amount of cash received by this Corporation before deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by this Corporation in connection with such issue or sale;

               (2) to the extent it consists of property other than cash be computed at the fair market value of that property as determined in good faith by a unanimous vote of the Board of Directors or, if the Board of Directors is unable to unanimously agree on such a value, as reasonably determined by the appraisal of an investment bank of national reputation to be selected by the holders of the majority of shares of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock then outstanding, voting together as a single class, with the consent of this Corporation, which consent shall not be unreasonably withheld (the "Investment Bank"); and

               (3) if Additional Shares of Common Stock, Convertible Securities (as defined in Section 4(e)(iv)(C) hereof), or other rights or options to purchase either Additional Shares of Common Stock or Convertible Securities, are issued or sold together with other stock or securities or other assets of this Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be determined in good faith by unanimous vote of the Board of Directors or, if necessary, an Investment Bank to be allocable to such Additional Shares of Common Stock, Convertible Securities, or rights or options.

               (C) For purposes of the adjustment provided in this Section 4(e)(iv), if at any time or from time to time after the Determination Date this Corporation shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such rights, options, convertible stock or securities being hereinafter referred to as the "Convertible Securities," which shall also include any rights or options convertible into Convertible Securities), then, in each case, if the Effective Price (defined below) of such rights, options, or Convertible Securities shall be less than the Series B Dilution Price or the Series C Dilution Price, as applicable, this Corporation shall be deemed to have issued at the time of the issuance of such rights or options of Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by this Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the maximum amounts of consideration, if any, payable to this Corporation upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock as determined pursuant to this subsection. No further adjustment of the Series B Conversion Price or the Series C Conversion Price adjusted upon the issuance of such rights, options, or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

               (D) If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series B Conversion Price or Series C Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted with respect to any shares of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock remaining outstanding at the time of such expiration to the Series B Conversion Price or Series C Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by this Corporation on the conversion of such Convertible Securities and in the case of such rights or options, the amount of the consideration, if any, actually received by this Corporation on the exercise of such rights or options.

          (v)  Additional Shares of Common Stock.  The term "Additional Shares
               ---------------------------------
     of Common Stock" as used in this Section 4(e) shall mean all shares of Common Stock issued by this Corporation after the Determination Date, whether or not subsequently reacquired or retired by this Corporation, excluding: (1) shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, (2) up to 5,624,434 shares of Common Stock reserved under this Corporation's employee incentive option plan for issuance to employees, officers, or directors of this Corporation or consultants to this Corporation in consideration for services provided to this Corporation, as approved by the Board of Directors, (3) shares of Common Stock issued in consideration for the acquisition of another corporation or entity, or assets of another corporation or entity (other than in the ordinary course of business), (4) shares of capital stock of this Corporation issued in transactions unanimously approved by the Board of Directors of this Corporation, and (5) any other shares of Common Stock otherwise already included in the calculation of the Determination Date Outstanding Amount.

          (vi) Notices of Record Date.  In the event of (A) any taking by this
               ----------------------
     Corporation of record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or vote on any transaction or proposed event, or (B) any reclassification or recapitalization of the capital stock of this Corporation or any voluntary or involuntary dissolution, liquidation or winding up of this Corporation, this Corporation shall send by facsimile or certified or registered mail return receipt requested, postage prepaid, to each holder of Series B

     Convertible Preferred Stock or Series C Convertible Preferred Stock at the facsimile number or address provided by such holder at least thirty (30) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or other distribution or vote and a description including the amount of such dividend or distribution or nature of the matter to be voted upon, (2) the date on which any such reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, (3) the time, when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding up, (which, with respect to holders of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, shall be within ten (10) business days of the effective date of a reorganization or reclassification and as soon as practicable after the Liquidation Event), and (4) if available, the nature and amount of such securities or property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding up.

     (f)  Certificate as to Adjustments.  Upon the occurrence of each
          -----------------------------
adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to this Section 4, this Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (A) such adjustments and readjustments, and (B) the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price then in effect and (C) the number of shares of Common Stock and the amounts, if any, of other property which are at the time would be received upon conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock.

     (g)  No impairment.  This Corporation will not, by amendment of this
          -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation but will at all times in good faith assist taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock against impairment.

     Section 5.  Redemption.
                 ----------

     (a)  Timing of Series B Redemption.
          -----------------------------

             (i) At any time on or after June 19, 2003, and prior to June 19, 2004, any holder of Series B Convertible Preferred Stock then issued and outstanding (a "Requesting Holder") shall have the right to require the Corporation to redeem up to one-third of the Series B Convertible Preferred Stock then held by the Requesting Holder at the Redemption Price (as hereinafter defined) by delivery of written notice to the Corporation (a "Redemption Notice").

             (ii) At any time on or after June 19, 2004, and prior to June 19, 2005, a Requesting Holder shall have the right to require the Corporation to redeem up to two-thirds of the Series B Convertible Preferred Stock then held by the Requesting Holder (less any amount previously redeemed) at the Redemption Price (as hereinafter defined) by delivery of a Redemption Notice.

             (iii) At any time on or after June 19, 2005, a Requesting Holder shall have the right to require the Corporation to redeem all of the Series C Convertible Preferred Stock then held by the Requesting Holder at the Redemption Price (as hereinafter defined) by delivery of a Redemption Notice.

     (b)  Timing of Series C Redemption.
          -----------------------------

             (i) At any time on or after June 14, 2004, and prior to June 14, 2005, any holder of Series C Convertible Preferred Stock then issued and outstanding (a "Requesting Holder") shall have the right to require the Corporation to redeem up to one-third of the Series C Convertible Preferred Stock then held by the Requesting Holder at the Redemption Price (as hereinafter defined) by delivery of written notice to the Corporation (a "Redemption Notice").

             (ii) At any time on or after June 14, 2005, and prior to June 14, 2006, a Requesting Holder shall have the right to require the Corporation to redeem up to two-thirds of the Series C Convertible Preferred Stock then held by the Requesting Holder (less any amount previously redeemed) at the Redemption Price (as hereinafter defined) by delivery of a Redemption Notice.

             (iii) At any time on or after June 14, 2006, a Requesting Holder shall have the right to require the Corporation to redeem all of the Series C Convertible Preferred Stock then held by the Requesting Holder at the Redemption Price (as hereinafter defined) by delivery of a Redemption Notice.

     (c)  Procedures for Redemption.  Upon receipt of notice of such
          -------------------------
election(s), the Corporation shall be obligated to redeem the Preferred Stock specified therein and in the Redemption Notice for cash not later than 90 days after the receipt by the Corporation of the Redemption Notice. The Corporation shall not less than 15 days nor more than 60 days prior to the date fixed for such Redemption (which date shall be within 90 days after the receipt by the Corporation of the Redemption Notice (the "Redemption Date")) give written notice to each holder of Series B or Series C Convertible Preferred Stock whose shares are to be redeemed at their respective addresses appearing on the books of the Corporation of the Redemption Date with respect to such shares of Series B or Series C Convertible Preferred Stock, the Redemption Price of such shares, and the time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing such shares, and shall include with such notice financial statements of the Corporation for the prior fiscal year and notice of all rights under this Section 5.

     (d)  Limitations on Redemption.  The Corporation shall not be required to
          -------------------------
redeem Preferred Stock pursuant to this Section 5 to the extent (but only to the extent) that the Corporation does not have funds legally available therefor, provided that the Corporation shall use all legally permissible methods in the reduction of capital and in the revaluation of its assets, including appraisal, in obtaining such legally available funds, and the Corporation shall give written notice to the holders of Series B or Series C Convertible Preferred Stock within thirty (30) business days after the date of the Redemption Notice that it is not required to redeem the number of shares of Series B or Series C Convertible Preferred Stock set forth in such notice by reason of this Section 5(c) and setting forth the facts relating thereto. In the event the Corporation does not have funds legally available to redeem all of the Series B or Series C Convertible Preferred Stock that the holders of Series B or Series C Convertible Preferred Stock have requested the Corporation to redeem under this Section 5, the Corporation shall redeem the maximum number of shares of Series B or Series C Convertible Preferred Stock that it may redeem with such funds legally available pro rata from all holders of Series B or Series C Convertible Preferred Stock in proportion to the number of shares of Series B or Series C Convertible Preferred Stock held by each such holder, and the Corporation shall redeem the remainder of such Series B or Series C Convertible Preferred Stock as soon as it has funds legally available to do so.

     (e)  Redemption Price.  For purposes of this Section 5, the "Redemption
          ----------------
Price" of a share of Series B Convertible Preferred Stock shall be equal to the liquidation value of such share (calculated in accordance with Section 2 hereof) on the date of redemption of such share and of a share of Series C Convertible Preferred Stock shall be equal to the liquidation value of such share (calculated in accordance with Section 2 hereof) on the date of redemption of such share.

     (f)   Rights of Holders on Redemption.  No shares of Series B or Series C
           -------------------------------
Convertible Preferred Stock shall be entitled to any dividends accruing after the redemption date for such shares of Series B or Series C Convertible Preferred Stock (provided that on or prior to such redemption date the Corporation shall have irrevocably deposited funds for such redemption in trust for the holders of Series B or Series C Convertible Preferred Stock to be redeemed) unless the Corporation shall default in the payment of the Redemption Price for such shares of Series B or Series C Convertible Preferred Stock. On such redemption date, all rights of the holder or holders of such shares of Series B or Series C Convertible Preferred Stock (other than the right to receive payment of the applicable Redemption Price) shall cease, and such shares shall be deemed not to be outstanding and shall be deemed to represent only the right to receive the applicable Redemption Price.

     FIFTH:  In addition to any other rights provided by law, so long as any
     -----
Common Stock and Preferred Stock of this Corporation shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than seventy-five percent (75%) of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class:

     (a) merge or consolidate with, or sell substantially all of this Corporation's assets to, any other person or entity, unless the stockholders of this Corporation would hold more than fifty percent (50%) of the voting equity securities or assets of the surviving corporation or acquiring corporation, as the case may be, immediately following such merger, consolidation or sale of the assets.

     (b) voluntarily liquidate, dissolve or wind up the affairs of this Corporation; or

     (c) amend, repeal or adopt any provision of this Corporation's Certificate of Incorporation inconsistent with this Article FIFTH.

     SIXTH:  In furtherance and not in limitation of the powers conferred by
     -----
statute, the Board of Directors shall have the power, subject to the provisions of Article FOURTH, Section 3, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power, subject to the provisions of Article FOURTH, Section 3, to adopt, amend, repeal or otherwise alter the Bylaws.

     SEVENTH:  Elections of directors need not be by written ballot except and
     -------
to the extent provided in the Bylaws of this Corporation.

     EIGHTH:  To the fullest extent permitted by the Delaware General
     ------
Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages of breach of fiduciary duty as director.

     (a)  Right to Indemnification.  Each person who was or is made a party or
          ------------------------
is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director, officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Article EIGHTH with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation.

     (b)  Right to Advancement of Expenses.  The right to indemnification
          --------------------------------
conferred in paragraph (a) of this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that,
                                                        --------  -------
if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article EIGHTH or otherwise.

     (c)  Right of Indemnitee to Bring Suit.  The rights to indemnification and
          ---------------------------------
to the Advancement of Expenses conferred in paragraphs (a) and (b) of this Article EIGHTH shall be contract rights. If a claim under paragraph (a) or (b) of this Article EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.
If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

     (d)  Non-Exclusivity of Rights.  The rights to indemnification and to the
          -------------------------
Advancement of Expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (e)  Insurance.  The Corporation may maintain insurance, at its expense,
          ---------
to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (f)  Indemnification of Employees and Agents of the Corporation.  The
          ----------------------------------------------------------
Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

     (g)  Amendment.  Neither any amendment nor repeal of this Article EIGHTH,
          ---------
nor the adoption of any provision of the Corporation's Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     NINTH:  To the extent not inconsistent with the provisions herein, the
     -----
Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 *  *  *  *  *